Sub-Item 77O (1)

BNY MELLON ABSOLUTE INSIGHT FUNDS, INC.
-BNY Mellon Absolute Insight Multi-Strategy Fund

On July 27, 2016, BNY Mellon Absolute Insight Multi-Strategy Fund (the "Fund"), a series of BNY Mellon Absolute Insight Funds, Inc., purchased 128,000 4.125% Notes due 2046 issued by Verizon Communications Inc. (CUSIP No. 92343VDC5) (the "Notes") at a purchase price of $99.947 per Note, including underwriter compensation of 0.750%. The Notes were purchased from Goldman, Sachs & Co., a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Academy Securities, Inc.
BNY Mellon Capital Markets, LLC
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
Great Pacific Securities
Lebenthal & Co., LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Mischler Financial Group, Inc.
Mizuho Securities USA Inc.
Morgan Stanley & Co. LLC
PNC Capital Markets LLC
SMBC Nikko Securities America, Inc.
The Williams Capital Group, L.P.
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Accompanying this statement are materials provided to the Board of Directors for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on November 7-8, 2016. These materials include additional information about the terms of the transaction.

NOTIFICATION FORM FOR PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

Fund Name: BNYM Absolute Insight Multi-Strategy Fund

1. Account/Fund Name: BNYM Absolute Insight Multi-Strategy Fund
2. Anticipated Purchase Date: 07/27/16
3. Total Net Assets of Account/Fund:$ 250.4m
4. Type and Description of Security to be Purchased: Corporate Bond : VZ 4 ⅞ 08/15/46
5. Credit Rating of Security (Rating/Rating Agency): Moody's: Baa1 S&P: BBB+ Fitch: A-
6. Name of Underwriting Syndicate Dealer Effecting Transaction: Goldman Sachs & Co US - FI
7. Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital Markets
8. Issue Size: 1,500,000,000
9. CUSIP: 92343VDC5
10. Amount Purchased by Account/Fund: 128,000 units
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: 0.0085 %
12. Amount Purchased as a Percentage of Account/Fund Assets: 0.05 %
13. Purchase Price of Securities: 99.947
14. Commission/Spread Received by Principal Underwriters: 0.750 %
15. Yield (as applicable): 4.128 %
16. Average Yield of Security When Purchased for other Non-affiliated Entities as a New Issue: 4.128 %

The Affiliated Purchase Must be Reported to the appropriate Board of Directors as described in this policy.

ALL OF THE FOLLOWING QUESTIONS MUST BE ANSWERED:
Mutual Fund Purchases Only (See Fund Rule 10f-3 procedures for more information):

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): YES
2. Was Security Purchased on Offer Date? (Must be Yes): YES
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): YES
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): NO
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): YES
7. *Municipal Securities Only:* Is security spread sufficiently liquid that it can be sold at carrying price within a reasonably short time? (Must be Yes): N/A
8. *Municipal Securities Only:* Is security subject to no greater than moderate credit risk? (Must be Yes): N/A

++

Form updated February 2015

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification

I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies.

I attest that:

- The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown.
- The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown.
- My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures.
- My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable.
- Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.

[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	10/10/16

3rd Quarter 2016

Sub-Item 77O (2)

BNY MELLON ABSOLUTE INSIGHT FUNDS, INC.
-BNY Mellon Absolute Insight Multi-Strategy Fund

On September 7, 2016, BNY Mellon Absolute Insight Multi-Strategy Fund (the "Fund"), a series of BNY Mellon Absolute Insight Funds, Inc., purchased 302 1.375% Senior Notes due 2028 issued by Thermo Fisher Scientific Inc. (CUSIP No. QZ4839499) (the "Notes") at a purchase price of $112.107 per Note, including underwriter compensation of 0.475%. The Notes were purchased from J.P. Morgan Securities plc, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Barclays Bank PLC
J.P. Morgan Securities plc
Mizuho International plc
Morgan Stanley & Co. International plc

Accompanying this statement are materials provided to the Board of Directors for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on November 7-8, 2016. These materials include additional information about the terms of the transaction.

EXHIBIT B
NOTIFICATION FORM FOR PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

Fund Name: BNYM Absolute Insight Multi-Strategy Fund

1. Account/Fund Name: BNYM Absolute Insight Multi-Strategy Fund
2. Anticipated Purchase Date: 09/07/2016
3. Total Net Assets of Account/Fund:$ 264,310,468.44
4. Type and Description of Security to be Purchased: Thermo Fisher Scientific 1.375 09/12/2028
5. Credit Rating of Security (Rating/Rating Agency): Moody's: Baa2 S&P: BBB Fitch: BBB
6. Name of Underwriting Syndicate Dealer Effecting Transaction: JP Morgan
7. Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital Markets
8. Issue Size: €600,000,000 (USD 674,340,000 at 1.1239)
9. CUSIP: QZ4839499
10. Amount Purchased by Account/Fund: 302 units
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: 0.05 %
12. Amount Purchased as a Percentage of Account/Fund Assets: 0.13 %
13. Purchase Price of Securities: €99.748 (USD 112.107 (at 1.1239)
14. Commission/Spread Received by Principal Underwriters: 0.475 %
15. Yield (as applicable): 1.375 %
16. Average Yield of Security When Purchased for other Insight Accounts as a New Issue: 1.375 %

The Affiliated Purchase Must be Reported to the appropriate Board of Directors as described in this policy.

ALL OF THE FOLLOWING QUESTIONS MUST BE ANSWERED:

***Mutual Fund Purchases Only** (See Fund Rule 10f-3 procedures for more information):*

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes
2. Was Security Purchased on Offer Date? (Must be Yes): Yes
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): Yes
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): Yes
7. *Municipal Securities Only:* Is security spread sufficiently liquid that it can be sold at carrying price within a reasonably short time? (Must be Yes): n/a
8. *Municipal Securities Only:* Is security subject to no greater than moderate credit risk? (Must be Yes): n/a

++

Form updated February 2015

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification

I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies.

I attest that:

- The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown.
- The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown.
- My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures.
- My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable.
- Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.

[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	10/10/16

3rd Quarter 2016

Sub-Item 77O (3)

BNY MELLON ABSOLUTE INSIGHT FUNDS, INC.
-BNY Mellon Absolute Insight Multi-Strategy Fund

On October 7, 2016, BNY Mellon Absolute Insight Multi-Strategy Fund (the "Fund"), a series of BNY Mellon Absolute Insight Funds, Inc., purchased 15 7.250% Senior Notes due 2024 issued by CBS Radio Inc. (CUSIP No. 124847AC8) (the "Notes") at a purchase price of $100.00 per Note, including underwriter compensation of 1.5%. The Notes were purchased from Deutsche Bank Securities Inc., a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

BNP Paribas
BNY Mellon Capital Markets, LLC
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Drexel Hamilton, LLC
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
Lebenthal & Co., LLC
Loop Capital Markets LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Mizuho Securities USA Inc.
MUFG Securities Americas Inc.
RBC Capital Markets, LLC
Samuel A. Ramirez & Company, Inc.
SMBC Nikko Securities America, Inc.
Société Générale S.A.
TD Securities (USA) LLC
The Williams Capital Group, L.P.
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Accompanying this statement are materials provided to the Board of Directors for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on February 28, 2017. These materials include additional information about the terms of the transaction.

EXHIBIT B

NOTIFICATION FORM FOR PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE

Used for compliance with Rule 10f-3 and/or Rule 23B

Fund Name: BNYM Absolute Insight Multi-Strategy Fund

1. Account/Fund Name: BNYM Absolute Insight Multi-Strategy Fund

2. Anticipated Purchase Date: 10/07/2016

3. Total Net Assets of Account/Fund: $ 271,487,944

4. Type and Description of Security to be Purchased: Cbs Radio New Issue 7.25% 2024 Nc3 144a

5. Credit Rating of Security (Rating/Rating Agency): Moody's: B3 S&P: B- Fitch: n/a

6. Name of Underwriting Syndicate Dealer Effecting Transaction: Deutsche Bank Securities Inc. - FI

7. Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital Markets

8. Issue Size: $400 million

9. CUSIP: 124847AC8

10. Amount Purchased by Account/Fund: 15 units

11. Percentage of Principal Amount of Offering Purchased by Account/Fund: 0.004 %

12. Amount Purchased as a Percentage of Account/Fund Assets: 0.01 %

13. Purchase Price of Securities: 100

14. Commission/Spread Received by Principal Underwriters: 1.5 %

15. Yield (as applicable): 7.25 %

16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase 7.25 %

The Affiliated Purchase Must be Reported to the appropriate Board of Directors as described in this policy.

ALL OF THE FOLLOWING QUESTIONS MUST BE ANSWERED:

***Mutual Fund Purchases Only** (See Fund Rule 10f-3 procedures for more information):*

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes

2. Was Security Purchased on Offer Date? (Must be Yes): Yes

3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): Yes

4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes

5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No

6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): Yes

7. *Municipal Securities Only:* Is security spread sufficiently liquid that it can be sold at carrying price within a reasonably short time? (Must be Yes):

8. *Municipal Securities Only:* Is security subject to no greater than moderate credit risk? (Must be Yes):

++

Form updated February 2015

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification

I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies.

I attest that:

- The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown.
- The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown.
- My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures.
- My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable.
- Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.

[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	1/30/17

4th Quarter 2016